Exhibit 10.12

FIRST AMENDMENT

TO THE

DEX MEDIA, INC.

2016 STOCK INCENTIVE PLAN

Pursuant to Section 16.1 of the Dex Media, Inc. 2016 Stock Incentive Plan, as adopted by the Company’s Board of Directors on September 8, 2016 (the “Plan”), the Plan is hereby amended as follows:

1.	Effective as of February 15, 2017, the third sentence of Section 7.1(f) is amended to read in its entirety as follows:

“Unless the Committee provides otherwise, a Non-Qualified Option shall terminate immediately upon the giving of notice of the termination of the award holder’s employment or other Relationship for Cause, six (6) months after the award holder's termination of employment or other Relationship on account of death or Disability and ninety (90) days after the award holder’s termination of employment or other Relationship for any other reason.”

IN WITNESS WHEREOF, Dex Media, Inc. has caused this First Amendment to be executed this 15th day of February, 2017 pursuant to authority granted in resolutions duly adopted by the Board of Directors on February 15, 2017.

Dex Media, Inc.

By:	Debra M. Ryan
Title:	EVP – Chief Human Resources Officer